UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 15, 2005

                            Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
----------------------------          -----------            -------------------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           104 Field Point Road, Greenwich, CT                 06830
         ----------------------------------------            ----------
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the option initially held by Global Gold Corporation, on October 27, 2005, the Aigedzor Mining Company, LLC ("AMC") entered into a share purchase agreement (the " Sipan 1 SPA") with Mr. Albert Sakhkalian, the sole shareholder of the Armenian company Sipan 1, LLC ("Sipan 1") to acquire 100% of the shares of Sipan 1. Sipan 1 is the licensee for the Litchkvadz-Tey and Terterasar mining properties as well as the owner of the associated plant and assets in southern Armenia. AMC is a joint venture between formed as of August 15, 2005, between Global Gold Mining, LLC ("GGM") (which is wholly owned by Global Gold Armenia, LLC which in turn is wholly owned by Global Gold Corporation) and Caucasus


Resources Pty Ltd. an Australian company (which is subsidiary of Iberian Resources Limited also an Australian company) ("CR"). The parties formed AMC on an 80% CR, 20% GGM basis in anticipation of jointly acquiring and developing (a) Sipan 1 ; and (b) mineral exploration and related properties within a 20 kilometer radius of the southern Armenian town of Aigedzor. GGM is contributing $260,000 in addition to all of its other costs related to the Sipan 1 acquisition, and CR is contributing all other costs related to the acquisition and development of the properties until production commences, whereupon the parties will finance further development in proportion to their interests.

Key terms of the Sipan 1 SPA include a total purchase price of $4,550,000, with $3,500,000 payable at the closing through an escrow account being held at the HSBC bank in Yerevan, a credit to the buyer for the $50,000 deposit paid by GGM pursuant to the January 20, 2004 Purchase Deposit Agreement through which GGM acquired the option to purchase Sipan 1, and the remaining $1,000,000 payable within three years of the closing subject to offset for any liabilities related to events preexisting the closing. AMC is also providing a company guarantee and a mutually acceptable bank guarantee of its performance for the $1,000,000 payment due in three years, all as described in the exhibit below.


Item 2.01 Completion of Acquisition or Disposition.

The information provided in item 1.01 is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.



Exhibit No. 10.3      Material Contract - Share Purchase Agreement dated October
          27, 2005 Share Purchase Agreement between Aigedzor Mining Company, LLC and Mr. Albert Sakhkalian.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated:October 31, 2005                      Global Gold Corporation

                                        By: /s/Drury J. Gallagher
                                            ----------------------------------
                                      Name: Drury J. Gallagher
                                     Title: Chairman, Chief Executive
                                            Officer and Treasurer